VASCO DATA SECURITY INTERNATIONAL, INC.

                            AMENDED BY-LAWS

                       ARTICLE I - STOCKHOLDERS


   Section 1.  Annual Meeting

        To the extent required by applicable law, an annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

   Section 2.  Special Meetings

        Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix.

   Section 3.  Notice of Meetings

        Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation).

        When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that, if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith.
    At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

   Section 4.  Quorum

        Except as otherwise provided by law or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum the chairman of the meeting or the stockholders so present (by a majority in voting power thereof) may adjourn the meeting from time to time in
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   the manner provided in Section 3 of Article I of these by-laws  until
   a quorum shall  attend.   Shares of its  own stock  belonging to  the
   corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

   Section 5.  Organization

        Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

   Section 6.  Conduct of Business

        The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem, to him, in order.

   Section 7.  Proxies and Voting

        At any meeting of the stockholders, every stockholder entitled to vote may vote, in person or by proxy.

        Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

        All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

        All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.
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   Section 8.  Stock List

        A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

        The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

   Section 9.  Nomination of Directors.

        Any stockholder nominating a person  for election as a  director
   must comply with  the procedures set  forth herein.   Nominations  of
   persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 9, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice
   (i) the name and address, as they appear on the corporation's  books,
   of such stockholder and (ii) the class  and number of shares of   the
   corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the
   Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person nominated by a stockholder shall be eligible to serve as a director of the corporation unless nominated in accordance
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   with the procedures set  forth in this By-Law.   The Chairman of  the
   meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if the Chairman should so determine and declare to the meeting, the defective nomination shall
   be disregarded.   Notwithstanding  the foregoing  provisions of  this
   Section 9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing herein shall limit or restrict the right of the Board of Directors to nominate persons for election as directors or to elect directors in accordance with these By-Laws.

   Section 10.  Notice of Business.

        At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 10. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or, if earlier, the date on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting
   (a) a brief description of the business desires to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business,
   (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if the Chairman should so determine and declare to the meeting, any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provision of this Section 10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section and in the event of any conflict with any such applicable requirements and the foregoing provisions of this Section 10, such applicable requirements shall prevail.

                    ARTICLE I - BOARD OF DIRECTORS

   Section 1.  Number and Term of Office

        The number of directors who shall constitute the whole board shall be such number not less than four nor more than twenty as the Board of Directors shall at the time have designated. Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

        Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

   Section 2.  Vacancies

        If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

   Section 3.  Regular Meetings

        Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

   Section 4.  Special Meetings

        Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

   Section 5.  Quorum

        At any meeting of the Board of Directors, one-third of the total number of the whole board, but not less than two, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time without further notice or waiver thereof.

   Section 6.  Participation in Meetings by Conference Telephone

        Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

   Section 7.  Conduct of Business

        At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

   Section 8.  Powers

        The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

        (1) To declare dividends from time to time in accordance with law;

        (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

        (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

        (4) To remove any officer of the corporation with or without cause and, from time to time, to devolve the powers and duties of any officer upon any other person for the time being;

        (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

        (6) To adopt from time to time such stock option, stock purchase, bonus, or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

        (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

        (8) To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the corporation's business and affairs.

   Section 9.  Compensation of Directors

        Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.


                        ARTICLE II - COMMITTEES

   Section 1.  Committees of the Board of Directors

        The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully-delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

   Section 2.  Conduct of Business

        Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                        ARTICLE III - OFFICERS

   Section 1.  Generally

        The officers of the corporation: (i) shall consist of a President, a Secretary and a Treasurer, and (ii) may also consist of a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, one or more Executive Vice Presidents and one or more Vice Presidents, as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

   Section 2.  Chairman of the Board

        The Chairman of the Board must be a member of the Board of Directors. The Chairman of the Board shall preside over meetings of the Board of Directors and of the stockholders and perform such other duties as the Board of Directors may designate.

   Section 3.  Chief Executive Officer

        Subject to the provisions of these by-laws and to the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

   Section 4.  President

        The President shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe. In the absence or disability, or a vacancy in the office, of the Chief Executive Officer or the Chief Operating Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer or the Chief Operating Officer, as the case may be.

   Section 5.  Chief Operating Officer

        The Chief Operating Officer shall be the chief administrative officer of the corporation, in charge of the operations of the corporation. The Chief Operating Officer shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe.

   Section 6.  Executive Vice Presidents

        Each Executive Vice President shall be senior to each Vice President. Each Executive Vice President shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe. In the absence or disability, or a vacancy in the office, of the President, the Executive Vice President who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

   Section 7.  Vice Presidents

        Each Vice President shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe. In the absence or disability, or a vacancy in the office, of the President, if there are then no Executive Vice Presidents, the Vice President who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

   Section 8.  Treasurer

        The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

   Section 9.  Secretary

        The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

   Section 10.  Delegation of Authority

        The Board of Directors may from time to time delegate the powers
   or  duties  of  any  officer  to   any  other  officers  or   agents,
   notwithstanding any provision hereof.

   Section 11.  Removal

        Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

   Section 12.  Action with Respect to Securities of Other Corporations

        Unless otherwise directed by the Board of Directors, the President shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities, and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

   ARTICLE IV  - RIGHT  OF INDEMNIFICATION  OF DIRECTORS,  OFFICERS  AND
   OTHERS

   Section 1.  Right to Indemnification

        The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article V, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

   Section 2.  Prepayment of Expenses

        The corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article V or otherwise.

   Section 3.  Claims

        If a claim for indemnification or advancement of expenses under this Article V is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

   Section 4.  Nonexclusivity of Rights

        The rights conferred on any Indemnitee by this Article V shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

   Section 5.  Other Sources

        The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

   Section 6.  Amendment or Repeal

        Any repeal or modification of  the foregoing provisions of  this
   Article V shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

   Section 7.  Other Indemnification and Prepayment of Expenses

        This Article V shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.


                           ARTICLE V - STOCK

   Section 1.  Certificates of Stock

        Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President or any Executive Vice President or Vice President and by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

   Section 2.  Transfers of Stock

        Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation.
    Except where a certificate is issued in accordance with Section 4 of
   Article VI of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

   Section 3.  Record Date

        Subject to applicable law, the Board of Directors may fix a record date, which shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

   Section 4.  Lost, Stolen or Destroyed Certificates

        In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

   Section 5.  Regulations

        The   issue,   transfer,   conversion,   and   registration   of
   certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                         ARTICLE VI - NOTICES

   Section 1.  Notices

        Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

   Section 2.  Waivers

        A written waiver of any notice, signed by a stockholder, director, officer or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                      ARTICLE VII - MISCELLANEOUS

   Section 1.  Facsimile Signature

        In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

   Section 2.  Corporate Seal

        The Board of Directors may provide a suitable seal containing the name of the corporation, which seal shall be in charge of the
   Secretary. Duplicates of the seal may be kept and used by the Treasurer or by the assistant secretary or assistant treasurer.

   Section 3.  Reliance Upon Books, Reports, and Records

   Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

   Section 4.  Fiscal Year

        The fiscal year of the corporation shall be as fixed by the Board of Directors.

   Section 5.  Time Periods

        In applying any provision of these by-laws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.


                       ARTICLE VIII - AMENDMENTS

   Section 1.  Amendments

        These by-laws may be amended or repealed by the Board of Directors or by the stockholders.